                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PLANET POLYMER TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

           California                                          33-0502606
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                            9985 Businesspark Avenue
                           San Diego, California 92131
                                 (858) 549-5130
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)


                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                           Robert J. Petcavich, Ph.D.
          Chairman of the Board, President and Chief Executive Officer
                        PLANET POLYMER TECHNOLOGIES, INC.
                            9985 Businesspark Avenue
                           San Diego, California 92131
                                 (858) 549-5130
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                   Copies to:

                            Robert W. Blanchard, Esq.
                              Jason E. Baker, Esq.
                           BLANCHARD KRASNER & FRENCH
                       800 Silverado Street, Second Floor
                           La Jolla, California 92037
                                 (858) 551-2440


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
                         CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                            PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE     PROPOSED MAXIMUM       AGGREGATE             AMOUNT OF
  TO BE REGISTERED       REGISTERED      OFFERING PRICE(1)  OFFERING PRICE(1)     REGISTRATION FEE
  Common Stock, no        500,000             $2.3125          $1,156,250             $305.25
     par value
=================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The price per share and aggregate offering for shares issuable under the Plan are calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on May 30, 2000, as reported on the NASDAQ Small Cap Stock Market.

                                   INSTRUCTION

        This Registration Statement on Form S-8 is filed by Planet Polymer Technologies, Inc., a California corporation (the "Registrant") relating to 500,000 shares of registered Common Stock, issuable to eligible persons under the 2000 Stock Incentive Plan (the "Plan").



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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                                     PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS.

ITEM 1.  PLAN INFORMATION.

        Not filed as part of this Registration Statement pursuant to note to
Part 1 on Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not filed as part of this Registration Statement pursuant to note to
Part 1 on Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

        (a) The Form 10-KSB filed by the Registrant with the Commission on March 30, 2000, as amended through the date hereof (the "Form 10KSB") for the fiscal year ended December 31, 1999;

        (b) The Form 10-QSB filed by Registrant with the Commission on May 15, 2000 for the period ended March 31, 2000; and

        (c) All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except so modified or superseded, to constitute a part of this Registration Statement.



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
ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Restated Articles of Incorporation ("Articles") include provisions to eliminate the personal liability of its directors to the fullest extent permitted by Section 204(a)(10) under the General Corporation Law of California (the "California Law"). The Registrant's Articles also include provisions that authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 204 and 317 of the California Law. The Registrant's Bylaws also provide the Registrant with the authority to indemnify its other officers, employees and other agents as set forth in the California Law.

        Pursuant to Sections 204 and 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving is such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. A corporation may not eliminate liability: (i) for acts or omissions involving intentional misconduct or knowing and culpable violations of law; (ii) for acts or omissions that the individual believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the individual; (iii) for any transaction from which the individual derived an improper personal benefit; (iv) for acts or omissions involving a reckless disregard for the individual's duty to the corporation or its shareholders when the individual was aware or should have been aware of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to any abdication of the individual's duty to the corporation or its shareholders; or (vii) for improper distribution to shareholders and loans to directors and officers. Also, a corporation may not eliminate liability for any act or omission occurring prior to the date on which the corporation authorizes indemnification of its directors, officers, employees and agents.

        The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provides such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the



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Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.           DESCRIPTION
-----------           -----------
        4.1           Registrant's Restated Articles of Incorporation.

        4.2           Registrant's Restated Bylaws.

        5.1           Opinion of Blanchard Krasner & French.

        23.1          Consent of PricewaterhouseCoopers LLP.

        23.2 Consent of Blanchard Krasner & French. Reference is made to Exhibit 5.1.

        24.1          Power of Attorney.  Reference is made to page 5.

        99.1          2000 Stock Incentive Plan (the "Plan").

        99.2          Form of Incentive Stock Option Agreement under the Plan.

        99.3          Form of Non-Statutory Stock Option Agreement under the
                      Plan.

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and



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                      (iii) To include any material information with respect to
the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section (d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 30, 2000.

                                       PLANET POLYMER TECHNOLOGIES, INC.

                                       By: /s/ Robert J. Petcavich
                                        ------------------------------------
                                           ROBERT J. PETCAVICH, PH.D., Chairman
                                           of the Board and Chief Executive
                                           Officer



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
                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT J. PETCAVICH, Ph.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                     DATE
             ---------                     ----
/s/ Robert J. Petcavich                  May 30, 2000
------------------------------
ROBERT J. PETCAVICH, PH.D,
Chairman of the Board and Chief
Executive Officer of the Company

/s/ H.M. Busby                           May 30, 2000
------------------------------
H. M. BUSBY, Director


/s/ Michael M. Coleman                   May 30, 2000
------------------------------
MICHAEL  M. COLEMAN, PH.D.,
Director

/s/ Dennis LaHood                        May 30, 2000
------------------------------
DENNIS J. LAHOOD, Director

/S/ Thomas A. Landshof                   May 30, 2000
------------------------------
THOMAS A. LANDSHOF, Director


/s/ Peter J. O'Neill                     May 30, 2000
------------------------------
PETER J. O'NEILL, Director

/S/ Ronald B. Sunderland                 May 30, 2000
------------------------------
RONALD B. SUNDERLAND, Director



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                                  EXHIBIT INDEX



 EXHIBIT NO.          DESCRIPTION
 -----------          -----------
        4.1*          Registrant's Restated Articles of Incorporation.

        4.2*          Registrant's Restated Bylaws.

        4.3*          Specimen Stock Certificate

        5.1           Opinion of Blanchard Krasner & French.

        23.1          Consent of PricewaterhouseCoopers LLP.

        23.2          Consent of Blanchard Krasner & French.
                      Reference is made to Exhibit 5.1.

        24.1          Power of Attorney.  Reference is made to page 5.

        99.1          2000 Stock Incentive Plan (the "Plan").

        99.2          Form of Stock Option Agreement under the Plan.



 ------------------

 * Filed as an exhibit to the Registration Statement on Form SB-2 (No. 33-91984-LA) filed by the Registrant on May 5, 1995, as amended through the date hereof, and incorporated herein by reference.